UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.
Suite 400
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 13, 2022, CytomX Therapeutics, Inc. (the “Company”) announced plans to restructure its business to prioritize internal investments in its emerging pre-clinical and early clinical pipeline, maintain its robust research, translational and early development organizations to support its ongoing internal pipeline efforts with two investigational new drug applications planned for 2023, remain committed to its current alliances with AbbVie, Amgen, Astellas and Bristol Myers Squibb, which include the clinical-stage programs CX-2029, CX-904 and BMS-986249, and emphasize future business development and new alliance formation as an integral part of its corporate strategy. The restructuring plan will result in a reduction to its workforce primarily of development and general and administrative staff by approximately 40%, and is expected to be completed by the fourth quarter of 2022. These changes are expected to extend the Company’s cash runway into 2025.

In connection with the restructuring, the Company estimates that it will incur aggregate restructuring charges of approximately $10 million, which the Company expects will be recorded in the third and fourth quarters of 2022. The estimated restructuring charges are related primarily to one-time termination severance payments and other employee-related costs. The estimated cash payments related to the restructuring charges are expected to be approximately $10 million which will begin in the third quarter of 2022 and are expected to be completed by the first quarter of 2023. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s restructuring plans and reduction to its workforce, the employment of Amy Peterson, M.D., the Company’s President and Chief Operating Officer, is expected to terminate effective September 12, 2022, and the employment of Carlos Campoy, the Company’s SVP, Chief Financial Officer, and Alison Hannah, M.D., the Company’s SVP, Chief Medical Officer, is expected to terminate effective as of September 30, 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of CX-2029, BMS-986249 and CX-904, the timing of the commencement of clinical trials, initial and ongoing data availability, investigational new drug applications and other development milestones and the timing, plans and results of restructuring and workforce reduction efforts. Other important risks and uncertainties are detailed in the Company’s reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: July 13, 2022	By:	/s/ Lloyd Rowland
Lloyd Rowland
Senior Vice President, General Counsel